Exhibit 24.2

                              ACCOUNTANT'S CONSENT

The Board of Directors
Advanced Financial, Inc.

We consent to the use in this Registration Statement of Advanced Financial, Inc. on Form S-1, of our report dated June 2, 1995 on the consolidated financial statements of Advanced Financial, Inc. and subsidiaries as of March 31, 1995 and 1994, and for the years then ended, and to the reference to our firm under the heading "Experts" in the related prospectus.



                                        /s/  KPMG Peat Marwick LLP
                                             ---------------------
                                             KPMG Peat Marwick LLP




Kansas City, Missouri
May 9, 1996